Exhibit (23)(a)

                        Independent Auditors' Consent

        We consent to the incorporation by reference in this Registration Statement of NBD Bancorp,Inc. on Form S-4 of our report dated January 17, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of NBD Bancorp, Inc. for the year ended December 31, 1994 and to the reference to us under the heading "EXPERTS" in the Proxy Statement-Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Detroit, Michigan
April 21, 1995